U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (date of earliest event reported): September 30, 2004

                               GAMEZNFLIX, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          Nevada                        0-29113               54-1838089
(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                    Identification No.)

                   1535 Blackjack Road, Franklin, Kentucky      42134
                   (Address of Principal Executive Offices)   (Zip Code)

       Registrant's telephone number, including area code:  (270) 598-0385




            Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
      2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
      4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     Effective on September 30, 2004, Gary Hohman joined the Registrant to serve as its president in place of John Fleming. Mr. Fleming will maintain his positions as chief executive officer and chairman of the board of the Registrant. Mr. Hohman was previously employed by AdSouth Partners, Inc. (the media relations firm for the Registrant), where, since January 2001, he served as Chief Operations Officer. During his time at AdSouth, he was responsible for media production, project management and daily operations. Since January 2004, Mr. Hohman directly handled the Registrant's account. Prior to joining AdSouth, Mr. Hohman had been involved in the music and television production industry.

     On October 1, 2004, the Registrant entered into an employment agreement with Mr. Hohman (see Exhibit 10 to this Form 8-K). Under this agreement, which has a term of three years, Mr. Hohman will receive a salary of $120,000 per year. He will also receive additional compensation, including full health insurance for him and his family, four weeks per year paid vacation time, and stock options, at the discretion of the Registrant's board of directors.

     A press release announcing this appointment is set forth at
Exhibit 99 to this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.


                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GameZnFlix, Inc.



Dated: October 6, 2004                 By: /s/ John Fleming
                                       John Fleming, Chief Executive Officer


                                 EXHIBIT INDEX

Number             Description

10     Employment Agreement between the Registrant and Gary
       Hohman, dated October 1, 2004 (filed herewith).

99     Text of Press Release Issued by the Registrant, dated
       September 30, 2004 (filed herewith).